EXHIBIT 24.1  -  POWER OF ATTORNEY

WE,the undersigned directors and officers of Paychex, Inc. (the "Corporation"), do hereby constitute and appoint B. THOMAS GOLISANO and JOHN
M. MORPHY, severally, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Corporation, and to execute any and all instruments for us and in our names in the capacities indicated below which either of them may deem necessary or advisable to the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of 117,877 shares of the Corporation's $.01 par value per share common stock, including, specifically, but not limited to, the power and authority to sign for us, or any of us, in our names, in the capacities indicated below, a Registration Statement on Form S-3 and any and all amendments (including pre- and post-effective amendments) thereto and to file the same with all exhibits thereto and other documents in connection therewith, and to perform each and every other act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and we do hereby ratify and confirm all that B. Thomas Golisano or John M. Morphy or their agents or substitute, of either, may lawfully do or cause to be done by virtue hereof.

Signature                       Title                         Date

/s/ Donald W. Brinckman         Director                      January 9, 1997
_______________________
Donald W. Brinckman

/s/ Steven D. Brooks            Director                      January 9, 1997
_______________________
Steven D. Brooks

/s/ G. Thomas Clark             Director                      January 9, 1997
_______________________
G. Thomas Clark

/s/ B. Thomas Golisano          Chairman, President and       January 9, 1997
_______________________         Chief Executive Officer
B. Thomas Golisano

/s/ Phillip Horsley             Director                      January 9, 1997
_______________________
Phillip Horsley

/s/ Grant M. Inman              Director                      January 9, 1997
_______________________
Grant M. Inman

/s/ J. Robert Sebo              Director                      January 9, 1997
_______________________
J. Robert Sebo

/s/ Harry P. Messina, Jr.       Director                      January 9, 1997
_______________________
Harry P. Messina, Jr.

/s/ John M. Morphy              Vice President, Chief         January 9, 1997
_______________________         Financial Officer and
John M. Morphy                  Secretary